Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) dated May 20, 2008 pertaining to the 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates of our report dated March 25, 2008, with respect to the consolidated financial statements of Dollar General Corporation included in its Annual Report (Form 10-K) for the year ended February 1, 2008 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee

May 13, 2008